ARMOUR RESIDENTIAL REIT, INC. REPORTS Q4 2015 ROE OF 13.4% FROM
CORE INCOME OF $47.7 MILLION OR $1.10 PER COMMON SHARE
AND NET INCOME OF $117.8 MILLION OR $2.88 PER COMMON SHARE

VERO BEACH, Fla. - February 18, 2016 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA, and ARR PrB) (“ARMOUR” or the “Company”) today announced financial results for the quarter ended December 31, 2015.

Q4 2015 Highlights and Financial Information

•	Q4 2015 key results:

◦
$47.7 million ($1.10 per Common share) Core Income including drop income (as defined below), which represents an annualized return of 13.4% based on stockholders’ equity at the beginning of the quarter.

◦	$0.99 per share Common dividends for Q4 at the rate of $0.33 per month

◦	$117.8 million ($2.88 per Common share) net income under Generally Accepted Accounting Principles (“GAAP”) reflecting $106.2 million net unrealized gain primarily on interest rate hedges

◦	2.71% average yield on assets and 1.58% average net interest margin

◦	7.82% annualized average principal repayment rate (“CPR”)

◦	5,345,842 net Common share repurchases at a net cost of $113.4 million

◦	39,645,000 (approximately) weighted average diluted Common shares

•	At December 31, 2015:

◦	$1.23 billion ($28.00 per Common share) stockholders’ equity, including accretive effect of $0.99 per Common share from Q4 common share repurchases

◦	9.44 to 1 “leverage” (debt to stockholders’ equity)

◦	$641.6 million of liquidity in cash and unpledged securities (52.37% of stockholders’ equity)

◦	Stock outstanding:
▪36,682,436 shares Common Stock
▪2,180,572 shares Series A Cumulative Redeemable Preferred
▪5,650,000 shares Series B Cumulative Redeemable Preferred

•
Additional updated information on the Company’s investment, financing and hedge positions can be found in ARMOUR Residential REIT, Inc.’s most recent “Company Update.” ARMOUR posts unaudited and unreviewed Company Updates each month on www.armourreit.com.

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ARMOUR Residential REIT, Inc. Reports Q4 2015 ROE of 13.4% from Core Income of $47.7 million or $1.10 per Common share and Net Income of $117.8 million, or $2.88 per Common share

February 18, 2016

Q4 2015 Results

Core Income, Including Drop Income
Core Income, including drop income, for the quarter ended December 31, 2015, was approximately $47.7 million. “Core Income” represents a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and certain non-recurring expenses, plus drop income. Core Income may differ from GAAP net income, which includes the unrealized gains or losses of the Company’s derivative instruments and the gains or losses on Agency Securities.

The Company may enter into to-be-announced (“TBA”) dollar roll transactions that generate “drop income.” Drop income is defined as the difference in price between two TBA contracts with the same terms but different settlement dates. Drop income is the economic equivalent of the assumed net interest spread (yield less financing costs) and is calculated as the difference between the spot price for regular settlement and the forward settlement price on the trade date.

GAAP Net Income
For the purposes of computing GAAP net income, the change in fair value of the Company’s derivatives is reflected in current period net income, while the change in fair value of its Agency Securities is reflected in its statement of comprehensive income (loss). GAAP net income for Q4 2015 was approximately $117.8 million, including unrealized gains and realized losses on derivatives of $106.2 million and $(37.8) million, respectively.

Dividends
The Company paid dividends of $0.33 per Common share of record for each month of Q4 2015, resulting in payments to Common stockholders of approximately $39.5 million. The Company also paid monthly dividends in Q4 2015 of $0.171875 per outstanding share of 8.250% Series A Cumulative Redeemable Preferred Stock and $0.1640625 per outstanding share of 7.875% Series B Cumulative Redeemable Preferred Stock, resulting in payments to preferred stockholders of an aggregate of approximately $3.9 million. Our board of directors determines our Common share dividend rate based upon our REIT requirements and other relevant considerations. Dividends in excess of taxable REIT income for the year (including any amounts carried forward from prior years) will generally be treated as non-taxable return of capital to Common stockholders. Approximately 22.88% of common dividends for 2015 represent non-taxable return of capital.

Per Share Amounts
Per Common share amounts are net of applicable Preferred Stock dividends and liquidation preferences. The denominators used to calculate per Common share amounts for the quarter ended December 31, 2015, reflect, to the extent dilutive, the effects of 0.1 million unvested stock awards.

Portfolio
As of December 31, 2015, the Company’s portfolio consisted of Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities, substantially all of which are fixed rate securities, and was valued at $12.5 billion on a trade date basis. During Q4 2015, the annualized yield on average assets was 2.71%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 1.13%, resulting in a net interest spread

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ARMOUR Residential REIT, Inc. Reports Q4 2015 ROE of 13.4% from Core Income of $47.7 million or $1.10 per Common share and Net Income of $117.8 million, or $2.88 per Common share

February 18, 2016

of 1.58% for Q4 2015. During Q4 2015, the Company sold approximately $2.2 billion of Agency Securities, resulting in losses of approximately $(13.1) million.

Portfolio Financing, Leverage and Interest Rate Hedges
As of December 31, 2015, the Company financed its portfolio with approximately $11.6 billion of borrowings under repurchase agreements. The Company’s leverage ratio as of December 31, 2015, was 9.44 to 1. As of December 31, 2015, the Company’s liquidity totaled approximately $641.6 million, consisting of approximately $289.9 million of cash and equivalents, plus approximately $351.7 million of unpledged Agency Securities (including securities received as collateral). As of December 31, 2015, The Company’s repurchase agreements had a weighted-average maturity of approximately 38 days.

The Company had a notional amount of various maturities of interest rate swap contracts of approximately $8.8 billion (of which $3.8 billion become effective within 6 months) with a weighted average swap rate of 1.90%. The Company had a notional amount of approximately $2.0 billion of various maturities of basis swaps at a weighted average swap rate of 0.22%.

Regulation G Reconciliation
Core Income excludes gains and losses on interest rate contracts and security sales and includes TBA drop income. The Company believes that Core Income is useful to investors because it is related to the amount of dividends the Company may distribute. However, because Core Income is an incomplete measure of the Company’s financial performance and involves differences from net income computed in accordance with GAAP, Core Income should be considered as supplementary to, and not as a substitute for, the Company’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

The following table reconciles the Company’s results from operations to Core Income for the quarter ended December 31, 2015.

Core Income
(in millions)
GAAP net income	$117.8
Book to tax differences:
Changes in interest rate contracts	(87.9)
Losses on Security sales	13.1
TBA drop income	4.7
Total	$47.7

Common Stock
During Q4 2015, the Company repurchased 5,357,400 shares of Common stock pursuant to its Common stock repurchase program at a weighted average cost of $21.21 per share, costing $113.63 million. We also issued 11,558 shares of Common stock under our stock incentive and dividend reinvestment plans at a weighted average price of $21.37 per share, for proceeds of $0.26 million. As of December 31, 2015, there were 36,682,436 Common shares outstanding.

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ARMOUR Residential REIT, Inc. Reports Q4 2015 ROE of 13.4% from Core Income of $47.7 million or $1.10 per Common share and Net Income of $117.8 million, or $2.88 per Common share

February 18, 2016

The following table shows the changes in stockholders’ equity per Common share during the quarter ended December 31, 2015:

Stockholders’ equity per Common share - September 30, 2015	$29.05
Core Income	1.10
Investment net loss	(2.15)
Common stock dividends	(0.99)
Accretive effect of net share repurchases	0.99
Stockholders’ equity per Common share - December 31, 2015	$28.00

As of February 17, 2016, we had 36,682,436 Common shares outstanding and 1,874,366 remaining authorization under our Repurchase Program.

Preferred Stock
As of December 31, 2015, there were 2,180,572 shares of 8.250% Series A Cumulative Redeemable Preferred Stock and 5,650,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock outstanding.

Conference Call
As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q4 2015 operating results on Friday, February 19, 2016 at 9:00 a.m. (Eastern Time). The live broadcast will be available online and can be accessed at https://www.webcaster4.com/Webcast/Page/896/13591. To monitor the live webcast, please visit the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company’s website at www.armourreit.com and continue for one year.

ARMOUR Residential REIT, Inc.
ARMOUR is a Maryland corporation that invests primarily in fixed rate, hybrid adjustable rate and adjustable rate residential mortgage backed securities. These securities are issued or guaranteed by U.S. Government-sponsored entities and Ginnie Mae. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”). ARMOUR Residential REIT, Inc. intends to qualify and has elected to be taxed as a REIT under the Code for U.S. federal income tax purposes.

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from

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ARMOUR Residential REIT, Inc. Reports Q4 2015 ROE of 13.4% from Core Income of $47.7 million or $1.10 per Common share and Net Income of $117.8 million, or $2.88 per Common share

February 18, 2016

expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:     investors@armourreit.com
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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